DB1/ 124869655.12 INVESTOR RIGHTS AGREEMENT BY AND AMONG ADT INC. AND THE HOLDERS HERETO DATED AS OF December 8, 2021

DB1/ 124869655.12 TABLE OF CONTENTS (Cont.) Page i Section 1. Definitions.............................................................................................................. 1 Section 2. Lock-Up. ................................................................................................................ 8 2.1 Lock-Up Periods. ................................................................................................... 8 2.2 Permitted Dispositions; Permitted Transferees. ..................................................... 9 2.3 Additional Transfer Restrictions. ......................................................................... 11 2.4 Voting Trusts; Standstill. ..................................................................................... 11 Section 3. Additional Parties................................................................................................. 12 3.1 Adoption Agreement; Spousal Consent. .............................................................. 12 Section 4. Securities Restrictions; Legends. ......................................................................... 12 4.1 Securities Restrictions. ......................................................................................... 13 4.2 Legends. ............................................................................................................... 13 Section 5. Registration Rights............................................................................................... 14 5.1 Piggy-Back Registration Rights. .......................................................................... 14 5.2 Shelf Registration Rights. .................................................................................... 15 5.3 Underwriter’s Lock-Up Period. ........................................................................... 16 5.4 Registration Procedures. ...................................................................................... 16 5.5 Company Suspension Rights. .............................................................................. 19 5.6 Expenses. ............................................................................................................. 20 5.7 Indemnification. ................................................................................................... 20 5.8 Compliance with Rule 144................................................................................... 22 Section 6. Right of First Refusal. .......................................................................................... 23 6.1 Grant. ................................................................................................................... 23 6.2 Notice; Exercise. .................................................................................................. 23 6.3 Consideration; Closing......................................................................................... 24 6.4 Effect of Failure to Comply. ................................................................................ 24 Section 7. Drag-Along Rights. .............................................................................................. 24 7.1 General. ................................................................................................................ 24 7.2 Notice. .................................................................................................................. 25 7.3 Terms of a Drag-Along Transaction. ................................................................... 25 7.4 Cooperation. ......................................................................................................... 26 7.5 Costs. .................................................................................................................... 26 7.6 Drag-Along Transaction Not Consummated. ...................................................... 26 Section 8. Confidentiality. .................................................................................................... 26 Section 9. Representations and Warranties. .......................................................................... 26 Section 10. Miscellaneous Provisions..................................................................................... 27 10.1 Governing Law; Jurisdiction, Waiver of Jury Trial. ............................................ 27 10.2 Amendment. ......................................................................................................... 28 10.3 Termination. ......................................................................................................... 28

## TABLE OF CONTENTS (Cont.)

**Page**

| | | |
|---|---|---|
| 10.4 | Dispositions of Common Stock. | 28 |
| 10.5 | Notices. | 28 |
| 10.6 | Specific Performance. | 29 |
| 10.7 | Treatment of Certain Dispositions. | 29 |
| 10.8 | Counterparts. | 29 |
| 10.9 | Severability. | 29 |
| 10.10 | Further Efforts. | 30 |
| 10.11 | Waivers. | 30 |
| 10.12 | Entire Agreement. | 30 |
| 10.13 | Third-Party Beneficiaries. | 30 |
| 10.14 | No Personal Liability. | 30 |
| 10.15 | Non-Recourse. | 30 |
| 10.16 | No Partnership Status. | 31 |
| 10.17 | Binding Effect. | 31 |
| 10.18 | Interpretation. | 31 |

## EXHIBITS

| | |
|---|---|
| Form of Adoption Agreement | Exhibit A |
| Form of Spousal Consent | Exhibit B |
| Representations and Warranties | Exhibit C |

DB1/ 124869655.12

ii

DB1/ 124869655.12 1 This INVESTOR RIGHTS AGREEMENT is made as of December 8, 2021 (this “Agreement”) among ADT Inc., a Delaware corporation (the “Company”), and the holders that are party hereto (the “Holders” and, together with the Company, the “Parties”). Capitalized terms used herein but not defined herein are as defined in the Purchase Agreement. WHEREAS, on the date hereof, The ADT Security Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Buyer”), acquired all of the issued and outstanding membership interests of Compass Solar Group, LLC, a Delaware limited liability company (“Holdings”), and each of MGG SPV VIII LLC, a Delaware limited liability company (“SPV VIII”), and MGG SPV VII LLC, a Delaware limited liability company (“SPV VII” and, together with SPV VIII, the “Blockers”), pursuant to that certain Purchase Agreement, dated as of November 8, 2021, by and among Buyer, Holdings, the Members party thereto, the Blockers, the Blocker Members party thereto, the Member Representative named therein, and the Company solely for the limited purposes set forth therein (the “Purchase Agreement”); WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, each Holder received (or is entitled to receive assuming full release of the Indemnification Escrow Amount and the payments contemplated by Section 1.4(c) of the Purchase Agreement) the number of shares of common stock, par value $0.01 per share, in the Company (“Common Stock”) set forth next to such Holder’s name on Annex I hereto (the “Lock-Up Shares”); WHEREAS, as an inducement for the Holders to enter into the Purchase Agreement and to consummate the transactions contemplated thereby and for other good and valuable consideration received, the Parties hereby agree that this Agreement shall govern the rights of the Holders to cause the Company to register shares of Common Stock and certain other matters as set forth in this Agreement; and WHEREAS, the Company deems it advisable and in the best interests of the Company and the Holders to enter into this Agreement as set forth herein. NOW, THEREFORE, the parties hereto hereby agree as follows: Section 1. Definitions. As used in this Agreement: “Adoption Agreement” has the meaning ascribed to such term in Section 3.1. “Affiliate” means, (i) with respect to any Person that is not a Holder, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and (ii) with respect to any Holder, (A) in the case of a Holder that is a legal entity, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Holder, (B) in the case of a Holder that is a natural person, the spouse (not including a former spouse or a spouse who is a Holder) and lineal descendants (including children by adoption and step children) of such Holder, and in any such case, any trust formed in connection with the bona fide estate planning activities of such Holder, (x) the beneficiaries of which may only include the spouse (not including a former spouse or spouse

DB1/ 124869655.12 2 from whom such Holder is legally separated) and lineal descendants (including children by adoption and step children) of such Holder and (y) with respect to which such Holder is the sole trustee or custodian and (C) in the case of a Holder that is a trust, the donor or grantor to such trust, the beneficiaries or trustees of such trust, and any spouse (not including a former spouse or a spouse who is a Holder or, in the case of a Holder that is a trust, the beneficiary or trustee of a Holder) and lineal descendants (including children by adoption and step children) of such donor and beneficiaries. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. Notwithstanding the foregoing, except with respect to the definitions of “Control Disposition” and “Transferring Party,” Section 3.1, Section 10.15, Section 10.18 and Exhibit C, (a) the Company, its Subsidiaries and their respective joint ventures shall not be considered Affiliates of TopCo Parent, AP VIII Prime Security or the Apollo Funds, (b) none of the Apollo Funds or TopCo Parent shall be considered an Affiliate of (1) any portfolio company in which any Apollo Fund or any of its investment fund affiliates or TopCo Parent or their respective affiliates has made a debt or equity investment (and vice versa), (2) any limited partners, non-managing members of, or other similar direct or indirect investors in any of the Apollo Funds, AP VIII Prime Security, TopCo Parent, or any of their respective affiliates (and vice versa) or (3) any portfolio company in which any limited partner, non-managing member of, or other similar direct or indirect investor in the Apollo Funds, AP VIII Prime Security, TopCo Parent or any of their respective affiliates have made a debt or equity investment (and vice versa), and none of the Persons described in clauses (1) through (3) of this definition shall be considered an Affiliate of each other and (c) without giving effect to the exception set forth in the beginning of this sentence, no Holder shall be considered an Affiliate of any Person described in clauses (a) and/or (b) of this definition (and vice versa). Notwithstanding anything to the contrary herein, to the extent that AGS would be considered an “Affiliate” of the Apollo Funds, TopCo Parent or any of their respective Affiliates, AGS shall not be considered such an “Affiliate” of the Apollo Funds, TopCo Parent or any of their respective Affiliates when AGS acts as a broker-dealer, underwriter, placement agent, initial purchaser, arranger or lender or in any similar role in the ordinary course of its business. “Agreement” has the meaning ascribed to such term in the preamble. “AGS” means Apollo Global Securities, LLC, a Delaware limited liability company. “AP VIII Prime Security” means (i) AP VIII Prime Security Services Holdings, L.P., a Delaware limited partnership and/or (ii) any Person organized or formed by any member of the Apollo Funds, AP VIII Prime Security Services Holdings, L.P. or one or more of their respective Affiliates for the purpose of holding securities or debt of TopCo Parent or any of its Subsidiaries. “Apollo Funds” mean, collectively, the investment funds managed, sponsored or advised by Apollo Management VIII, L.P. or any of its Affiliates, including Apollo Investment Fund VIII, L.P., Apollo Overseas Partners VIII, L.P., Apollo Overseas Partners (Delaware) VIII, L.P. and Apollo Overseas Partners (Delaware 892) VIII, L.P. “Approved Lender” means (i) Bank of America, Bank of Montreal, Barclays Bank PLC, BNP Paribas, Canadian Imperial Bank of Commerce, Citibank, N.A., Credit Suisse AG, Deutsche

DB1/ 124869655.12 3 Bank AG, Goldman Sachs Bank USA, HSBC Bank plc, JPMorgan Chase Bank, N.A., Jefferies Financial Group Inc., Morgan Stanley Bank, N.A., Mizuho Bank, Ltd., Mitsubishi UFJ Financial Group, Inc., Royal Bank of Canada, UBS AG, Bank of Springfield and Société Généralé (or, in the case of any of the foregoing, any successor thereto), (ii) any other internationally recognized financial institution organized under the laws of the United States, the United Kingdom or Canada and having total assets or deposits in excess of $50 billion that the Company does not, in good faith, deem unacceptable based on bona fide business considerations (provided that the Company will be notified prior to such institution becoming an Approved Lender and given at least five (5) Business Days to object thereto has not objected to it), (iii) any Affiliate organized under the laws of the United States, the United Kingdom or Canada of the foregoing over which such Approved Lender pursuant to clause (i) retains voting control, and (iv) or any other financial institution approved by the Company in writing. “Board” means the Board of Directors of the Company and any duly authorized committee thereof. “Business Day” means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close. “Bylaws” means the Amended and Restated Bylaws of the Company (as the same may be amended and/or restated from time to time). “Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, including by virtue of any certificate of designation). “Common Stock” has the meaning ascribed to such term in the recitals. “Company” has the meaning ascribed to such term in the preamble. “Control Disposition” means a Disposition (other than a Permitted Disposition) which would have the effect of transferring to a Person or Group that is not an Affiliate of TopCo Parent (a) a number of shares of Common Stock such that, following the consummation of such Disposition, such Person or Group possesses fifty percent (50%) or more of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board (whether by merger, consolidation or sale or transfer or otherwise) or (b) all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis). “Defenders Agreement” means that certain Investor Rights Agreement, dated January 6, 2020, by and among the Company and the holders thereto, as may be amended, supplemented, restated or otherwise modified from time to time. “Disposition” means any transaction or series of related transactions resulting in a direct or indirect transfer, assignment, sale, gift, pledge, hypothecation or other encumbrance, or any other disposition, whether by merger, consolidation or otherwise, of Common Stock (or any interest therein or right thereto) or of all or part of the voting power (other than the granting of a revocable proxy) associated with the Common Stock whatsoever, or any other transfer of legal,

DB1/ 124869655.12 4 economic or beneficial ownership of Common Stock or any interest therein, whether voluntary or involuntary, including (a) as a part of any liquidation of a Holder’s assets, (b) as a part of any bankruptcy proceeding of a Holder pursuant to the United States or other bankruptcy law or other similar debtor relief laws or (c) pursuant to any sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, or entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction is be settled by delivery of Common Stock or in cash or otherwise. The terms “Dispose”, “Disposing” or “Disposal” shall have correlative meanings. “Drag-Along Holder” has the meaning ascribed to such term in Section 7.1. “Drag-Along Notice” has the meaning ascribed to such term in Section 7.2. “Drag-Along Transaction” has the meaning ascribed to such term in Section 7.1. “Escrow Agreement” has the meaning ascribed to such term in Section 2.2(d). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Exercise Notice” has the meaning ascribed to such term in Section 6.2. “Exercise Period” has the meaning ascribed to such term in Section 6.2. “Existing Registration Statement” means any Registration Statement filed by the Company or on prior to the date of this Agreement. “Google Agreement” means that certain Investor Rights Agreement, dated September 17, 2020, by and among the Company and Google LLC, as may be amended, supplemented, restated or otherwise modified from time to time. “Group” has the meaning ascribed thereto in Section 13(d)(3) of the Exchange Act. “Holder” has the meaning ascribed to such term in the preamble. “Initial Lock-Up Period” has the meaning ascribed to such term in Section 2.1(a). “Initial MJ Lock-Up Period” has the meaning ascribed to such term in Section 2.1(b). “Initial MJ Release” has the meaning ascribed to such term in Section 2.1(b). “Inspectors” has the meaning ascribed to such term in Section 5.4(p). “Lock-Up Period” means any period during which the applicable Lock-Up Shares remain subject to the restrictions on Disposition set forth in Section 2. “Lock-Up Shares” has the meaning ascribed to such term in the recitals.

DB1/ 124869655.12 5 “Major Holder” means (i) any Holder that, individually or together with such Holder’s Affiliates and Permitted Transferees, is entitled to receive under the Purchase Agreement (assuming full release of the Indemnification Escrow Amount), as of the Closing, at least 5,000,000 Lock-Up Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) and (ii) any MJ Holder. “Marketable Security” means any security that (i) is of a class that is publicly traded on a U.S. national securities exchange and (ii) as of the relevant date of determination is not subject to any material legal or other restrictions (including volume and timing) on the sale of disposition thereof. “MIRA” means the Amended and Restated Management Investor Rights Agreement among the Company, Prime Security Services Topco Parent, L.P. and other parties thereto, dated January 23, 2018. “MJ Holder” means (i) Marc Jones and (ii) any Holder that is an Affiliate of Marc Jones or is otherwise owned or controlled by any Affiliate of Marc Jones. “MJ Release Month” has the meaning ascribed to such term in Section 2.1(a). “MJ Shelf Registration Notice” has the meaning ascribed to such term in Section 5.2. “MJ Shelf Registration Right” has the meaning ascribed to such term in Section 5.2. “Permitted Disposition” has the meaning ascribed to such term in Section 2.2. “Permitted Transferee” has the meaning ascribed to such term in Section 2.2(b). “Person” means any legal person, including any individual, corporation, investment fund, partnership, limited partnership, limited liability company, joint venture, joint stock company, association, trust, unincorporated entity or any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof. “Piggy-Back Notice” has the meaning ascribed to such term in Section 5.1(a). “Piggy-Back Registration Right” has the meaning ascribed to such term in Section 5.1(a). “Planned MJ Dispositions” has the meaning ascribed to such term in Section 6.1. “Pro Rata Portion” means, with respect to a Holder (other than an MJ Holder), for purposes of determining the number of Lock-Up Shares that will be released from restrictions on Disposition in any Release Month pursuant to Section 2.1, a percentage representing a fraction, the numerator of which is the total number of Lock-Up Shares held by such Holder as of such Release Month, and the denominator of which is the aggregate number of Lock-Up Shares held by all of the Holders (other than the MJ Holders) as of such Release Month (in each case assuming full release of the Indemnification Escrow Amount).

DB1/ 124869655.12 6 “Proposed Disposition Notice” has the meaning ascribed to such term in Section 6.2. “Proposed MJ Disposition” means any proposed Disposition (other than a Permitted Disposition) of any Lock-Up Shares by any MJ Holder to a non-Affiliated third party on or prior to the third (3rd) anniversary of the date of this Agreement. “Records” has the meaning ascribed to such term in Section 5.4(p). “Registrable Securities” shall mean (i) any shares of Common Stock owned by a Holder, (ii) any shares of Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by a Holder after the date hereof and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) and (ii); provided, however, that any Registrable Securities shall cease to be Registrable Securities when (A) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities are distributed, or eligible to be sold, pursuant to Rule 144 without regard to volume and holding period limitations or public information requirements under the Securities Act or (C) such Registrable Securities shall have been otherwise transferred and new certificates for them not bearing a legend restricting further transfer under the Securities Act shall have been delivered by the Company and subsequent disposition of such securities does not require registration or qualification of such securities under the Securities Act or any state securities or blue sky law then in force. “Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of January 23, 2018, between Prime Security Services TopCo Parent, L.P. and the Company, as amended. “Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto, promulgated under the Securities Act), including the related prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and material incorporated by reference in such registration statement. “Related Parties” has the meaning ascribed to such term in Section 10.15. “Related Party” has the meaning ascribed to such term in Section 10.15. “Release Month” has the meaning ascribed to such term in Section 2.1(a). “Right of First Refusal” has the meaning ascribed to it in Section 6.1. “ROFR Price” means (a) with respect to any cash consideration to be paid for Transfer Shares in a Proposed MJ Disposition to a non-Affiliated third party in sales not conducted on the open market, the price per Transfer Share at which such non-Affiliated third party has agreed to

DB1/ 124869655.12 7 purchase such Transfer Shares, as set forth in the Proposed Disposition Notice, and (b) with respect to any other form of consideration to be paid for Transfer Shares, and for sales made for cash on the open market pursuant to Rule 144 or a Shelf Registration Statement, in a Proposed MJ Disposition to a non-Affiliated third party, the volume weighted average price of shares of Common Stock sold on the New York Stock Exchange for the thirty (30) day period ending on the date the MJ Holder delivers the Proposed Disposition Notice. “Rule 144” means Rule 144 (or any successor provisions) under the Securities Act. “Rule 415” means Rule 415 (or any successor provisions) under the Securities Act. “SEC” means the United States Securities and Exchange Commission and any successor agency performing comparable functions. “Securities” shall mean, with respect to any Person, all equity interests of such Person, all securities convertible into, exercisable or exchangeable for equity interests of such Person, and all options, warrants, and other rights to purchase or otherwise acquire from such Person equity interests, including any equity appreciation or similar rights, contractual or otherwise. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. “Securities Indemnified Party” has the meaning ascribed to such term in Section 5.7(c). “Securities Indemnifying Party” has the meaning ascribed to such term in Section 5.7(c). “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) or a prospectus supplement to an existing Form S-3 (or any successor form or other appropriate form under the Securities Act), for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering all of the Registrable Securities, as applicable, and which may also cover any other securities of the Company. “Subsidiary” means each Person in which another Person owns or controls, directly or indirectly, capital stock or other equity or ownership interests representing more than fifty percent (50%) in voting power of the outstanding capital stock or other equity or ownership interests. “TopCo Parent” means Prime Security Services TopCo Parent, L.P., a Delaware limited partnership. “Transfer Period” has the meaning scribed to such term in Section 6.2. “Transfer Shares” has the meaning ascribed to such term in Section 6.1. “Transferring Party” has the meaning ascribed to such term in Section 7.1.

DB1/ 124869655.12 8 “Underwritten Offering” means a sale of Common Stock to an underwriter for reoffering to the public. Section 2. Lock-Up. 2.1 Lock-Up Periods. (a) The Holders. Other than Lock-Up Shares held directly or indirectly by the MJ Holders or their Permitted Transferees (including holding as a custodian) or with respect to which any MJ Holder has beneficial ownership within the rules and regulations of the SEC, the terms of which shall be governed by Section 2.1(b), each of the Holders agrees that, (i) during the period beginning from the date of this Agreement and continuing to and including the date that is six (6) months after the date of this Agreement (the “Initial Lock-Up Period”), no such Holder will Dispose of any Lock-Up Shares owned directly or indirectly by such Holder (including holding as a custodian) or with respect to which such Holder has beneficial ownership within the rules and regulations of the SEC, and (ii) beginning on the date immediately following the Initial Lock-Up Period, and on each subsequent one (1) month anniversary of such date (each, a “Release Month”), excluding any MJ Release Month, restrictions on Disposition of Lock-Up Shares (and the Lock- Up Period shall expire with respect to) for each Holder shall cease with respect to an additional number of Lock-Up Shares equal to the lesser of (x) such Holder’s Pro Rata Portion of an aggregate of 4,100,000 Lock-Up Shares and (y) one-twelfth (1/12th) of the aggregate number Lock-Up Shares owned, directly or indirectly, by such Holder (including holding as a custodian) or with respect to which such Holder has beneficial ownership within the rules and regulations of the SEC, as of the Closing (assuming full release of the Indemnification Escrow Amount and the payments contemplated by Section 1.4(c) of the Purchase Agreement as of the Closing), in each case subject to applicable securities laws, or, in each case, the total number of Lock-Up Shares that remain subject to the Lock-Up Period at such time (if lower); provided, that Lock-Up Shares that are not deposited in escrow at the time of any such expiration of the Lock-Up period shall be released first in any such Release Month until the restrictions on all such non-escrowed Lock-Up Shares have been released; provided, further, that the termination of the restrictions on Disposition on each Release Month set forth in this Section 2.1(a)(ii) shall not occur on any MJ Release Month. As used in this Section 2.1, “MJ Release Month” means any month during which any MJ Holder becomes entitled to Dispose of any Lock-Up Shares pursuant to Section 2.1(b) on or prior to the eighteen (18) month anniversary of the date of this Agreement, including the month during which the Initial MJ Release occurs. For illustrative purposes only, by the last day of the month starting on the thirteenth (13) month anniversary of the date of this Agreement, up to the lesser of (x) such Holder’s Pro Rata Portion of 24,600,000 Lock-Up Shares and (y) six-twelfths (6/12th) of the aggregate number of Lock-Up Shares owned by each Holder may have been Disposed of by such Holder. (b) The MJ Holders. Each of the MJ Holders agrees that, (i) during the period beginning from the date of this Agreement and continuing to and including the date that is twelve (12) months after the date of this Agreement (the “Initial MJ Lock-Up Period”), no such MJ Holder will Dispose of any Lock-Up Shares owned directly or indirectly by such MJ Holder (including holding as a custodian) or with respect to which such MJ Holder has beneficial ownership within the rules and regulations of the SEC, (ii) on the date immediately following the Initial MJ Lock- Up Period (the “Initial MJ Release”), the MJ Holders shall become entitled to Dispose of (and the

DB1/ 124869655.12 9 Lock-Up Period shall expire with respect to) an aggregate of 3,200,000 of the Lock-Up Shares that are not deposited in escrow pursuant to the terms of the Escrow Agreement owned directly or indirectly by the MJ Holders and their Permitted Transferees (including holding as a custodian) or with respect to which the MJ Holders have beneficial ownership within the rules and regulations of the SEC, and (iii) beginning on the third (3rd) anniversary of the date of this Agreement, and on each subsequent one (1) month anniversary of such date, each MJ Holder shall become entitled to Dispose of (and the Lock-Up Period shall expire with respect to) an additional one-twelfth (1/12th) of the aggregate number of remaining Lock-Up Shares owned directly or indirectly by such MJ Holder (including holding as a custodian) or with respect to which such MJ Holder has beneficial ownership within the rules and regulations of the SEC, as of the Closing (assuming full release of the Indemnification Escrow Amount and the payments contemplated by Section 1.4(c) of the Purchase Agreement as of the Closing), in each case subject to applicable securities laws, or, in each case, the total number of Lock-Up Shares that remain subject to the Lock-Up Period at such time (if lower). For illustrative purposes only, by the last day of the month starting on the fortieth (40th) month anniversary of the date of this Agreement, 3,200,000 Lock-Up Shares plus up to five- twelfths (5/12th) of the aggregate number of remaining Lock-Up Shares owned by the MJ Holders shall have been released from any restriction on Disposition hereunder. (c) The Major Holders, shall, within five (5) business days following the Closing deliver to the Company a detailed schedule of Lock-Up Shares by Holder and the number of shares of each Holder by month that will be released pursuant to this Agreement based upon allocation of Lock-Up Shares to such Holders in Schedule 3 of the Purchase Agreement (the “Lock-Up Release Schedule”). The Company shall have ten (10) Business Days to send any proposed edits to the schedule to the Major Holders and the Parties shall have an additional ten (10) Business Days to resolve any questions with respect to the Lock-Up Release Schedule. The Company shall then promptly deliver the final Lock-Up Release Schedule to the transfer agent pursuant to this Section 2.1(c). (d) Further Provisions. Except as expressly set forth in Section 2.2 or to the extent any such arrangement does not contemplate a Disposition of Lock-Up Shares prior the expiration of the applicable Lock-Up Period, the foregoing restrictions are expressly agreed to preclude each of the Holders from engaging in any securities lending arrangement with respect to the Lock-Up Shares during any Lock-Up Period. For the avoidance of doubt, the restrictions contained in this paragraph shall not apply to any shares of Common Stock acquired prior to or after the date hereof, other than the shares listed on Annex I hereto (which includes shares of Common Stock to be released to any Holder from escrow pursuant to the Escrow Agreement and pursuant to Section 1.4(c) of the Purchase Agreement. 2.2 Permitted Dispositions; Permitted Transferees. Notwithstanding the restrictions in the foregoing Section 2.1 and subject to Section 3.1, the following Dispositions of Lock-Up Shares by a Holder shall be permitted at any time during the applicable Lock-Up Period (each a “Permitted Disposition”): (a) pursuant to a Drag-Along Transaction in accordance with Section 7;

DB1/ 124869655.12 10 (b) in connection with a Disposition: (i) to any direct or indirect partners, members or equity holders of a Holder (other than any Affiliate of a Holder); (ii) to any Affiliate of a Holder or any related investment funds or vehicles controlled or managed by a Holder or his, her or its Affiliates; (iii) in the case of a Holder that is an individual, by virtue of laws of descent and distribution upon death of such Holder; (iv) in the case of a Holder that is an individual, to any trust, partnership, limited liability company or other entity for the direct or indirect benefit of such Holder or the immediate family member of such Holder in connection with the bona fide estate planning activities of such Holder; (v) in the case of an individual, to any immediate family member; (vi) by operation of law or pursuant to an order or decree of a governmental authority; or (vii) in the case of a Holder that is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust (each transferee described by the foregoing clauses (i) through (vii), a “Permitted Transferee”); provided, that in all cases, as a condition to such transfer, each Permitted Transferee agrees to become a party to this Agreement by delivering a duly executed Adoption Agreement in accordance with Section 3; (c) in connection with a pledge and/or grant of a security interest by a Major Holder (or any of its direct or indirect partners, members or equity holders) in any Lock-Up Shares to a financial institution as collateral or security in connection with a bona fide loan or extension of credit only if, in each case, (i) the loan or extension of credits is from an Approved Lender; (ii) the sole use of proceeds of such loan or extension of credit is limited to the payment of state and federal income tax obligations of such Major Holder (or any of its direct or indirect partners, members or equity holders) arising from the transactions contemplated by the Purchase Agreement and the estimated fees and expenses incurred in connection with such loan or extension of credit (it being agreed that, pending the payment of such tax obligations, such Major Holder shall be permitted to hold the proceeds of such loan or extension of credit in cash or cash equivalent investments (including certificates of deposit and money market funds); (iii) the applicable Approved Lender to which such Lock-Up Shares are pledged has agreed in writing that any transfer of Lock-Up Shares upon a foreclosure on such Lock-Up Shares will only be to such Approved Lender or a third party transferee; and (iv) with respect to any Lock-Up Shares that such Approved Lender receives or directs the disposition of upon foreclosure thereof, such Approved Lender, or the third party transferee to which such Lock-Up Shares are sold, has agreed in writing that (x) if the Approved Lender is the transferee in such foreclosure, the Approved Lender shall be bound by, or (y) if the transferee is any other Person (other than the Company or any of its Affiliates (other than any Major Holder)), the Approved Lender will require, as a condition to any transfer of such Lock-Up Shares by such Approved Lender, that the transferee shall be bound by, the provisions of Section 2 and Section 7 of this Agreement applicable to the Major Holder (or any of its direct or indirect partners, members or equity holders) who transferred such Lock-Up Shares upon foreclosure (except that if such transferee does not become a holder of at least 5,000,000 Lock-Up Shares (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof) as a result of such transfer, then it shall not be required to agree to be bound by the provisions of Section 7 hereof); provided, that the Company shall use commercially reasonable efforts to facilitate, and cause its transfer agent to facilitate, the book-entry transfers and any other administrative and documentary requirements as may be reasonably requested by the relevant Major Holder to give effect to such Permitted Disposition and the perfection and enforcement of the Approved Lender’s rights under such associated pledge and/or grant of security interest; or

DB1/ 124869655.12 11 (d) to the Company or any of its Subsidiaries, including, but not limited to, pursuant to the exercise of the Right of First Refusal in accordance with Section 6. For the avoidance of doubt, the Parties agree that (x) any Disposition made by American Stock Transfer & Trust Company, LLC to a Holder pursuant to the terms of that certain Escrow Agreement entered into on the date hereof by and among the Company, The ADT Security Corporation, a Delaware corporation, the Member Representative, and American Stock Transfer & Trust Company, LLC, as escrow agent, (the “Escrow Agreement”) shall be permitted at any time, and the shares of Common Stock released from escrow to any Holder pursuant thereto will be subject to the terms and conditions of this Agreement as Lock-Up Shares, and (y) no restrictions on Disposition shall apply to any Lock-Up Shares under this Agreement except during the applicable Lock-Up Period and then only to the extent that such Lock-Up Shares have not previously been released from restrictions on Disposition hereunder. 2.3 Additional Transfer Restrictions. Other than (1) pursuant to a Permitted Disposition, (2) the exercise of Piggy-Back Registration Rights or (3) pursuant to off-market block trades no more than once per week on days on which no other Lock-Up Shares are sold by any MJ Holder so long as the Lock-Up Shares Disposed of in such block trade are the only Lock-Up Shares Transferred by the MJ Holder and its Affiliates on such trading day, from the date of this Agreement until the later of (i) the fourth (4th) anniversary of the date of this Agreement and (ii) the date on which Affiliates of or entities managed by Apollo Global Management and its direct or indirect subsidiaries hold less than one- third (1/3rd) of the total number of outstanding shares of Common Stock (including securities convertible into Common Stock), without the prior written consent of the Company, the MJ Holders, individually or in the aggregate, shall not be permitted to Dispose of, on any day, an aggregate number of Lock-Up Shares that any MJ Holder received as a result of the transactions contemplated by the Purchase Agreement in excess of ten percent (10%) of the average daily trading volume of the Common Stock on the New York Stock Exchange for the four (4) week period preceding the date of such Disposition. 2.4 Voting Trusts; Standstill. Other than agreements, arrangements or obligations solely with another Holder or as expressly permitted under Agreement, from the date hereof until the third anniversary of the date hereof, no Major Holder shall: (a) grant any proxy (other than to a designated Representative of the Company pursuant to a proxy or consent solicitation on behalf of the Board) or enter into or agree to be bound by any voting trust, voting agreement or similar obligation with respect to the Common Stock or enter into any agreements or arrangements of any kind with any Peron with respect to the voting of any Common Stock; (b) act, for any reason, as a member of a Group or in concert with any other Persons in connection with acquisition, Disposition or voting (if applicable) of any Common Stock in any manner; (c) make or in any way encourage or participate in any “solicitation” of “proxies” (whether or not relating to the election or removal of directors), as such terms are defined under the Exchange Act, to vote, or knowingly seek to advise or influence any Person with respect to voting of, any Common Stock, or call or seek to call a meeting of the Company’s stockholders or initiate any stockholder proposal for action by the Company’s stockholders, or seek election to or to place a representative on the Board or seek the removal of

DB1/ 124869655.12 12 any director from the Board; (d) demand a copy of the Company’s record of security holders or stock ledger list; (e) institute, solicit, assist or join in any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) in order to effect or take any of the actions expressly prohibited by this Section 2.4; provided that for the avoidance of doubt the foregoing shall not prevent any Major Holder from bringing litigation to enforce the provisions of this Agreement; (f) otherwise act, alone or in concert with others, to seek to control or influence, in any manner, the management, the Board or policies of the Company or any of its Subsidiaries; (g) make any proposal or statement of inquiry or disclose any intention, plan or arrangement inconsistent with the foregoing or take any action which would reasonably be expected to require the Company to make a public announcement regarding any of the types of matters set forth in this Section 2.4; (g) advise, assist (including by providing financing), direct or knowingly encourage, directly or indirectly, any other Person in connection with any of the foregoing; (i) contest the validity of this Section 2.4 or make, initiate, take or participate in any legal action or proceeding or proposal to amend, waive, terminate or seek a release of the restrictions contained herein (whether by legal action otherwise); or (j) request the Company, directly or indirectly, to amend or waive any provision of this Section 2.4. Notwithstanding anything to the contrary set forth in this Agreement in any Adoption Agreement hereto, the provisions of this Section 2.4 shall cease to apply to a Permitted Transferee of a Major Holder as described in Section 2.2(b)(i), and to any transferee (other than any Permitted Transferee) of Common Stock pursuant to a sale by such Major Holder for consideration, as may be permitted hereunder. Section 3. Additional Parties. 3.1 Adoption Agreement; Spousal Consent. Unless otherwise waived by the Board in its sole discretion, as a condition to the Company’s obligation to effect a transfer to (i) a Permitted Transferee or other transferee in accordance with Section 2.2(c) during any applicable Lock-Up Period or (ii) a Permitted Transferee (other than pursuant to Section 2.2(b)(i)) following the expiration of the applicable Lock-Up Period, on the books and records of the Company, any such transferee of Lock-Up Shares (other than the Company or its Affiliates) shall be required to (a) become a party to this Agreement by executing an Adoption Agreement in substantially the form of Exhibit A (or in such other form that is reasonably satisfactory to the Board) (an “Adoption Agreement”), pursuant to which, subject to Section 2.2(c), if applicable, such transferee shall agree, except as otherwise set forth herein, to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the transferring Holder, (b) if such transferee is a natural person, cause his or her spouse (and any subsequent spouse), to execute and deliver a Spousal Consent or, if unmarried, to personally execute and deliver a Spousal Consent, in each case substantially in the form of Exhibit B attached hereto or in a form otherwise reasonably satisfactory to the Board, and (c) execute such further documents as the Board determines may be reasonably necessary to give effect to this Agreement; provided, that, the rights and obligations of any Major Holder or MJ Holder set forth in Section 5 may not be transferred or assigned to any transferee of Lock-Up Shares (including any Permitted Transferee), and no such transferee will have any rights thereunder, without the prior written consent of the Company. Section 4. Securities Restrictions; Legends.

DB1/ 124869655.12 13 4.1 Securities Restrictions. Each Holder acknowledges that its Lock-Up Shares have not been registered under the Securities Act and as such its Lock-Up Shares may not be transferred except pursuant to an effective Registration Statement under the Securities Act or pursuant to an exemption from registration under the Securities Act. Each Holder agrees that it will not make any Disposition at any time if such action would or would be likely to constitute a violation of any securities laws of any applicable jurisdiction. 4.2 Legends. (a) Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall (unless otherwise permitted by the provisions of Section 4.2(d) below) be stamped or otherwise imprinted with a legend in substantially the following form: “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.” (b) Each certificate or other instrument evidencing the securities issued upon the transfer of any Lock-Up Shares shall bear the legend set forth above unless (i) in such opinion of counsel to the Company registration of any future transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends. (c) When any Lock-Up Shares (i) are registered and able to be Disposed on an effective Registration Statement under the Securities Act or (ii) such shares are able to be transferred pursuant to Rule 144, the Holder of such shares shall be entitled to receive from the Company, without expense to the Holder, a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing shares of Common Stock not bearing the restrictive legend set forth above. In connection therewith, the Company will reasonably promptly, after the effective time of any Registration Statement relating to any Lock-Up Shares or following the expiration of any holding period under Rule 144, cause an opinion of its legal counsel as to the effectiveness of such Registration Statement or availability of Rule 144 for the sale of such Lock-Up Shares to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent, which authorize and direct the transfer agent to issue such Lock-Up Shares without any such legend upon receipt of any reasonably requested certificates and/or letters of representation from such Holder, and to take such other actions as are necessary or reasonably required to transfer unrestricted Lock-Up Shares of such Holder to one or more accounts designated by such Holder; provided, further, that the Company will take such actions whether or not such transfer is being made in connection with a sale of such Lock-Up Shares (a) on the later of 6 months after the date hereof or the applicable expiration of the Lock-Up Period with respect to shares held by Major

DB1/ 124869655.12 14 Holders (other than any MJ Holder) and (b) on the later of 12 months after the date hereof or the applicable expiration of the Lock-Up Period with respect to shares held by any other Holder. (d) Each certificate representing Lock-Up Shares, or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing Lock-Up Shares, shall during the applicable Lock-Up Period be stamped or otherwise imprinted with a legend in substantially the following form: “THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO AN INVESTOR RIGHTS AGREEMENT, DATED AS OF DECEMBER 8, 2021, AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND THE OTHER PARTIES NAMED THEREIN, AS THE SAME MAY BE AMENDED, RESTATED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME. THE TERMS OF SUCH INVESTOR RIGHTS AGREEMENT INCLUDE, AMONG OTHER THINGS, RESTRICTIONS ON TRANSFER AND OWNERSHIP OF THE SECURITIES REPRESENTED HEREBY. A COPY OF SUCH AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.” (e) The Company shall within twenty-five (25) Business Days following Closing and upon receipt of any documents reasonably requested from the Holders, send an instruction letter to the transfer agent requesting that with respect to any Lock-Up Shares set forth in the final Lock-Up Schedule in a given Release Month, the transfer agent shall automatically provide all such Holders with a new certificate or other instrument (including a statement issued by the registrar in connection with a book-entry system) representing the applicable released shares of Common Stock not bearing the restrictive legend set forth above in Section 4.2(d), without any expense to the Holder. Section 5. Registration Rights. 5.1 Piggy-Back Registration Rights. (a) Participation. Following the expiration of the Initial Lock-up Period or Initial MJ Lock-Up Period (as applicable), in the event that the Company proposes to offer any shares of Common Stock under the Securities Act in an Underwritten Offering (other than pursuant to a Registration Statement on Form S-4 or Form S-8, or any successor forms thereto), promulgated under the Securities Act, for its own account or the account of any of its stockholders, including Underwritten Offering off a Shelf Registration Statement (including block trades and overnight transactions) or any Existing Registration Statement (if and to the extent permissible under applicable securities laws), the Company shall give each Major Holder prior written notice (the “Piggy-Back Notice”) of its intention to effect such an Underwritten Offering at least ten (10) Business Days before the anticipated filing date, or at least two (2) Business Days in the case of a block trade or an overnight transaction. The Piggy-Back Notice shall set forth (i) the anticipated filing date of such Underwritten Offering and (ii) the number of shares of Common Stock that the Company intends to include in such Underwritten Offering or, to the extent known, other stockholders’ number of shares of Common Stock requested to be included in the Underwritten

DB1/ 124869655.12 15 Offering. Subject to Section 5.1(b), any Major Holder shall have the right (the “Piggy-Back Registration Right”) to request that the Company use its reasonable best efforts to cause all the Registrable Securities that such Major Holder specifies in a written request and delivers to the Company within five (5) Business Days after the giving of such Piggy-Back Notice to be registered on a Registration Statement included in such Underwritten Offering on the same terms and conditions as the other securities otherwise being sold in such Underwritten Offering. (b) Underwriter’s Cutback. The Major Holders who request to participate in such Underwritten Offering shall (together with the Company) enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for the Underwritten Offering by the Company. Notwithstanding any other provision of this Section 5.1, if the managing underwriter or underwriters determine that the inclusion of some or all of the Registrable Securities proposed to be included in the registration and the Underwritten Offering would adversely affect the successful marketing (including pricing) of the offering, then the Company shall register and include in such Underwritten Offering only such number of Registrable Securities as such underwriters have advised the Company can be sold in such offering without such adverse effect, to be allocated in the following manner: (i) first, one hundred percent (100%) of the Registrable Securities that the Company proposes to sell; (ii) second, the number of Registrable Securities requested to be included in such offering by any stockholder pursuant to the Registration Rights Agreement or the MIRA; (iii) third, the number of Registrable Securities requested to be included in such offering by any stockholder pursuant to the Defenders Agreement; (iv) fourth, the number of Registrable Securities requested to be included in such offering by any stockholder pursuant to the Google Agreement; (v) fifth, the number of Registrable Securities requested to be included in such offering by the Major Holders that have requested to participate in the registration, pro rata between such Major Holders based upon the number of Registrable Securities which such Major Holders requested to be included in such offering; and (vi) only if all of the Registrable Securities referred to in clauses (i) through (v) have been included in such registration, any other securities eligible for inclusion in such registration. 5.2 Shelf Registration Rights. (a) Following such date as the Company proposes to register any shares of Common Stock under the Securities Act on a Shelf Registration Statement, including any amendment to an Existing Registration Statement (if and to the extent permissible under applicable securities laws), the Company shall give each MJ Holder prior written notice (the “MJ Shelf Registration Notice”) of its intention to effect such a registration or amendment at least ten (10) Business Days before the anticipated filing date, or at least two (2) Business Days in the case of a block trade or an overnight transaction. The MJ Shelf Registration Notice shall set forth the anticipated filing date of such Registration Statement or amendment to any Existing Registration Statement. Any MJ Holder shall have the right (the “MJ Shelf Registration Right”) to request that the Company use its reasonable best efforts to cause all the Registrable Securities that such MJ Holder specifies in a written request that is delivered to the Company within five (5) Business Days after the giving of such MJ Shelf Registration Notice to be included in such registration or amendment on the same terms and conditions as the Registrable Securities otherwise being sold in such registration or amendment. If any such Shelf Registration Statement is an Underwritten Offering, the MJ Holder shall be subject to the Underwriter’s Cutback provisions of Section 5.1(b).

DB1/ 124869655.12 16 (b) Subject to the provisions of Section 5.5, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement filed pursuant to Section 5.2(a) continuously effective under the Securities Act in order to permit the prospectus forming a part thereof to be usable by each MJ Holder until the earlier of (a) the day any MJ Holder no longer holds any Registrable Securities and (b) the three (3) year anniversary of the expiration of the last date of the Lock-Up Period. 5.3 Underwriter’s Lock-Up Period. In connection with any Underwritten Offering of Registrable Securities under the Securities Act pursuant to Section 5.1, each Major Holder included in such Registration Statement agrees to enter into a “lock-up” agreement on customary terms if requested by the underwriter of such offering; provided, that (A) such agreement shall not restrict the selling of any Registrable Security for more than ninety (90) days after the effective date of such Registration Statement and the lock-up applicable to such Major Holder shall be no longer than any other selling stockholder participating in the Underwritten Offering and (B) each Major Holder shall be released from any such “lock-up” agreement in the event and to the extent that the underwriter of such offering does not impose a similar restriction on, or permits a discretionary waiver or termination of a similar restriction with respect to, any officer or director of the Company or holder of greater than five percent (5%) of Common Stock; provided further, that this Section 5.3 shall only apply to Major Holders permitted to participate in such Underwritten Offering. 5.4 Registration Procedures. In connection with any registration pursuant to this Section 5, subject to the provisions of such Section 5: (a) Upon receipt of a Piggy-Back Notice for the exercise of Piggy-Back Registration Rights as set forth in Section 5.1(a) or the receipt of an MJ Shelf Registration Notice for the exercise of MJ Shelf Registration Rights as set forth in Section 5.2, the Company shall promptly register the applicable Registrable Securities of the applicable Major Holder in a Registration Statement and shall take such further actions as reasonably necessary to include the Major Holder in the applicable offering, subject to the underwriter’s cutback provisions set forth in Section 5.1(b), as applicable. (b) The Company shall furnish to each Major Holder without charge such number of copies of the Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as each Major Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Major Holder. Each Major Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Major Holder and the Company shall use reasonable best efforts to comply with such request; provided, that the Company shall not have any obligation to so modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact

DB1/ 124869655.12 17 or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. (c) In connection with any filing of any Registration Statement or prospectus or amendment or supplement thereto, the Company shall cause such document (i) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC thereunder and (ii) with respect to information supplied by or on behalf of the Company for inclusion in the Registration Statement, to not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (d) The Company shall promptly notify each Major Holder and, if requested by such Major Holder, confirm in writing, when the Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective. (e) The Company shall furnish each Major Holder and their respective counsel with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority for amendments or supplements to a Registration Statement or prospectus or for additional information generally. (f) After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Major Holders set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Major Holder and their respective counsel of any stop order issued or threatened in writing by the SEC or any state securities commission and use reasonable best efforts to prevent the entry of such stop order or to remove it if entered. (g) The Company shall use reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as a Major Holder reasonably requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable the Major Holders to consummate the disposition of the Registrable Securities owned by the Major Holders, provided, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.4(g), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction. (h) The Company shall use reasonable best efforts to list such Registrable Securities on the principal securities exchange on which the Common Stock is then listed and provide a transfer agent, registrar and CUSIP number for all such Registrable Securities not later than the effective date of the Registration Statement.

DB1/ 124869655.12 18 (i) The Company shall use reasonable best efforts to cooperate with each Major Holder to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as such Major Holder may reasonably request at least two (2) Business Days prior to any sale of Registrable Securities. (j) The Company shall promptly notify each Major Holder and their respective counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each Major Holder and file with the SEC any such supplement or amendment subject to any suspension rights contained herein. (k) The Company shall take all reasonable actions to ensure that any free writing prospectus utilized in connection with an offering off of a Registration Statement hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. (l) The Company shall otherwise use reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder. (m) Each Major Holder agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5.4(j), such Major Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Major Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 5.4(j), and, if so directed by the Company, such Major Holder shall deliver to the Company all copies, other than any permanent file copies then in such Major Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.4(j) to the date when the Company shall make available to such Major Holder a prospectus supplemented or amended to conform with the requirements of Section 5.4(j), which extension shall apply regardless of whether Registrable Securities are eligible to be sold under Rule 144. (n) The Company shall use reasonable best efforts to take such action as is reasonably necessary to enable Major Holders to deliver their Registrable Securities sold pursuant to a Registration Statement, including the removal of any applicable restrictive legends with

DB1/ 124869655.12 19 respect to the Registrable Securities that have been sold pursuant to a Registration Statement and, if required, delivery of an opinion of counsel to the Company solely in connection with such removal. (o) In connection with an Underwritten Offering, the Company shall obtain for each underwriter: (i) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the underwriters, and (ii) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU 634, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement. (p) The Company shall promptly make available for inspection by a representative of the selling stockholders, any underwriter participating in any disposition pursuant to any Registration Statement, and any attorney, accountant or other agent or representative retained by the selling stockholders (collectively and not individually) or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility in connection with such registration statement, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this Section 5.4(p) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such selling stockholder requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each selling stockholder agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential. (q) The Company shall have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and other information meetings organized by the underwriters, and otherwise use its commercially reasonable efforts to cooperate as reasonably requested by the selling stockholders and the underwriters in the offering, marketing or selling of the securities. (r) The Company shall take all other reasonable steps necessary to effect the registration and disposition of the Registrable Securities contemplated hereby. 5.5 Company Suspension Rights.

DB1/ 124869655.12 20 Notwithstanding anything contained herein to the contrary, the Company shall have the right to require the Major Holders to suspend offers and sales of Registrable Securities included on any Registration Statement filed whenever, and for so long as, in the judgment of the Company either (a) an event has occurred which makes any statement made in such Registration Statement or related prospectus or document incorporated therein or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in such Registration Statement or prospectus so that it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; or (b) it is advisable to suspend use of the Registration Statement and prospectus due to pending corporate developments or public filings with the SEC or similar events; provided, however, that (a) the aggregate number of days included in any such suspension period shall not exceed ninety (90) days in any twelve (12) month period and (b) during such suspension period the Company will not register any securities for its own account or the account of any other Person. 5.6 Expenses. The Company shall pay all reasonable out-of-pocket expenses of the Major Holders in connection with each registration of Registrable Securities requested pursuant to this Section 5 and other expenses incidental to the Company’s performance of, or compliance with, this Section 5; provided, that (A) the Company only shall pay reasonable fees and expenses of no more than one (1) firm of counsel for the Major Holders whose Registrable Securities are to be included in a registration and (B) each Major Holder shall pay its portion of all applicable underwriting fees, discounts and similar charges, if any, relating to the sale of its Registrable Securities included in any Registration Statement pursuant to this Section 5. 5.7 Indemnification. (a) Indemnification by the Company. To the fullest extent permitted by applicable law, the Company shall indemnify each Major Holder, each Major Holder’s Affiliates and each underwriter of the Company’s securities covered by a Registration Statement, if any, and each Person who controls any underwriter within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto incident to any such registration; (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (iii) any violation by the Company of the Securities Act, the Exchange Act, any state securities or blue sky laws or any rule or regulation thereunder in connection with any such registration, and will reimburse each Major Holder, each Major Holder’s Affiliates, each such underwriter and each Person who controls any such underwriter, as applicable, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; provided, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on (x) any untrue statement or omission based upon written information furnished to the Company by any Major Holder or any Major Holder’s Affiliate or underwriter and stated to be specifically for use or (y) the failure of any Major Holder

DB1/ 124869655.12 21 or any agent acting on behalf of such Major Holder to timely deliver a prospectus, except those cases where such failure was a result of the act or failure to act by the Company; provided further that the Company shall in no instance be liable for consequential, punitive, exemplary, special or indirect damages or lost profits related to this Agreement. The indemnity agreement contained in this Section 5.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company at its sole discretion. (b) Indemnification by the Major Holders. To the fullest extent permitted by applicable law, each Major Holder will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, severally, but not jointly, indemnify the Company, each of its directors and officers and each underwriter of the Company’s securities covered by a Registration Statement, if any, and each Person who controls the Company or such underwriter within the meaning of the Securities Act or the Exchange Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on: (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, made by such Major Holder; or (ii) any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Major Holder therein not misleading, and will reimburse the Company and such directors, officers, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission (or alleged untrue statement or omission) is made in such Registration Statement, including any preliminary or final prospectus contained therein and any amendments or supplements thereto, in reliance upon and in conformity with written information furnished to the Company by such Major Holder and stated to be specifically for use therein; provided however, that the obligations of each Major Holder hereunder shall be limited to an amount equal to the net proceeds that such Major Holder received by sale of securities as contemplated herein, except in the case of fraud or gross negligence by such Major Holder, and that the indemnity agreement contained in this Section 5.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Major Holder at its sole discretion. (c) Indemnification Procedures. Each Person entitled to indemnification under this Section 5.7 (each, a “Securities Indemnified Party”) shall give notice to the Person required to provide indemnification (the “Securities Indemnifying Party”) promptly (but in any event within thirty (30) days) after such Securities Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Securities Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Securities Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Securities Indemnified Party (whose approval shall not unreasonably be withheld) and the Securities Indemnified Party may participate in such defense at such Person’s expense (unless the Securities Indemnified Party shall have reasonably concluded, and shall have informed the Securities Indemnifying Party of such conclusion, that there may be a conflict of interest between the Securities Indemnifying Party and the Securities Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the

DB1/ 124869655.12 22 expense of the Securities Indemnifying Party); provided, further, that the failure of any Securities Indemnified Party to give notice as provided herein shall not relieve the Securities Indemnifying Party of its obligations under this Section 5 unless the Securities Indemnifying Party is materially prejudiced thereby in its ability to defend such action. No Securities Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Securities Indemnified Party, consent to entry of any judgment or enter into any settlement. Each Securities Indemnified Party shall furnish such information regarding itself or the claim in question as a Securities Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. The Securities Indemnifying Party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled without the consent of the Securities Indemnified Party). (d) Contribution. If the indemnification provided for in Section 5.7 is not available or insufficient, for any reason or reasons other than as specified herein, with respect to any loss, liability, claim, damage or expense referred to herein, then the Securities Indemnifying Party, in lieu of indemnifying such Securities Indemnified Party hereunder, shall contribute to the amount paid or payable by such Securities Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Securities Indemnifying Party on the one hand, and of the Securities Indemnified Party on the other, in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Securities Indemnifying Party and of the Securities Indemnified Party shall be determined by reference to, among other things, whether the untrue (or allegedly untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Securities Indemnifying Party or by the Securities Indemnified Party and the Persons’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. 5.8 Compliance with Rule 144. The Company shall (a) at the request of any Major Holder (or any of its direct or indirect partners, members or equity holders) who proposes to sell Common Stock in compliance with Rule 144, cooperate, to the extent reasonable, with such Major Holder (or any of its direct or indirect partners, members or equity holders), including with respect to removal of any applicable restrictive legends at the time of the relevant sale and, if required, delivery of an opinion of counsel to the Company in connection with such removal; (b) make and keep public information available, as those terms are understood and defined in Rule 144, in accordance with Section 13(a) or Section 15(d) of the Exchange Act; (c) timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports and other documents required to be filed by the Company under the Securities Act and the Exchange Act, or, if the Company is not required to file reports pursuant to the Exchange Act, it shall prepare and furnish to each Major Holder (or any of its direct or indirect partners, members or equity holders) and make publicly available in accordance with Rule 144 such information as is required for such Major Holder (or any of its direct or indirect partners, members or equity holders) to sell Common Stock in compliance with Rule 144; (d) furnish to each Major Holder (or any of its direct or indirect partners, members or equity holders), so long as such Major Holder (or any of its direct or indirect partners, members or equity holders) owns

DB1/ 124869655.12 23 Common Stock, promptly upon request, a written statement by the Company as to the Company’s compliance with the reporting requirements of Rule 144; and (e) use its reasonable best efforts to list such Major Holder’s (or any of its direct or indirect partners, members or equity holders) Common Stock on the principal securities exchange on which Common Stock is then listed. Section 6. Right of First Refusal. 6.1 Grant. Each MJ Holder hereby unconditionally and irrevocably grants to the Company a right, but not an obligation, of the Company, or its permitted transferees or assigns, to purchase all or any portion of the Lock-Up Shares (the “Transfer Shares”) that such MJ Holder proposes to Dispose of in (a) a Proposed MJ Disposition or (b) any series of planned Proposed MJ Dispositions through sales on the open market (such series, “Planned MJ Dispositions”), at the ROFR Price, on the terms and subject to the conditions set forth in Section 6.2 (the “Right of First Refusal”). 6.2 Notice; Exercise. Any MJ Holder proposing to make a Proposed MJ Disposition (or series of Planned MJ Dispositions) must deliver to the Company a written notice setting forth the terms and conditions of such Proposed MJ Disposition(s) (a “Proposed Disposition Notice”) not later than five (5) Business Days prior to the proposed consummation of such Proposed MJ Disposition or first Planned MJ Disposition in any such series. Such Proposed Disposition Notice shall contain the material terms and conditions (including the number of Transfer Shares, and, if not planned to be consummated on the open market, the price per Transfer Share and form of consideration) of the Proposed MJ Disposition(s) and the identity (if known) of the Person or Persons to whom such MJ Holder proposes to make such Proposed MJ Disposition(s), and shall contain the wire instructions for payment of the purchase price by the Company to the MJ Holders in the event the Company exercises the Right of First Refusal. To exercise its Right of First Refusal under this Section 6.2, within five (5) Business Days after delivery of the Proposed Disposition Notice (the “Exercise Period”), the Company must deliver a written notice from the Company notifying any MJ Holder proposing to make a Proposed MJ Disposition that the Company intends to exercise its Right of First Refusal as to some or all of the Transfer Shares with respect to the Proposed MJ Disposition(s) (the “Exercise Notice”). The Exercise Notice shall set forth the number of Transfer Shares that the Company will acquire and the ROFR Price to be paid for such Transfer Shares. If the Company (i) does not deliver an Exercise Notice within the Exercise Period or has otherwise delivered a written notice to the MJ Holder stating that the Company will not exercise its Right of First Refusal with respect to some or all of the Transfer Shares, or (ii) the Exercise Notice delivered by the Company provides for the exercise of the Right of First Refusal with respect to only a portion of the Transfer Shares, then the MJ Holder may Dispose of any of the Transfer Shares that are not subject to the Exercise Notice within thirty (30) days beginning on the date immediately following the expiration of the Exercise Period or, if longer, the time period set for such series of Planned MJ Dispositions in the Proposed Disposition Notice, which period shall not exceed ninety (90) days (the “Transfer Period”) at a price not less than the ROFR Price, other than in the case of any Planned MJ Dispositions, which may be made on the open market at the applicable market price on any Disposition during the Transfer Period, and otherwise on terms and conditions not more favorable than those set forth in the Proposed Disposition Notice (if any). If the MJ Holder

DB1/ 124869655.12 24 does not Dispose of the Transfer Shares within the Transfer Period or if such Disposition is not consummated within the Transfer Period, the rights provided hereunder shall be deemed to be revived and the Transfer Shares shall not be offered to any Person unless first re-offered to the Company in accordance with this Section 6.2. 6.3 Consideration; Closing. The closing of the purchase of Transfer Shares by the Company shall take place, and all payments from the Company shall have been delivered to the selling MJ Holder by wire transfer to the account designated in the Proposed Disposition Notice, by the later of (i) the date specified in the Proposed Disposition Notice as the intended date of the Proposed MJ Disposition and (ii) five (5) Business Days after delivery of the Exercise Notice. 6.4 Effect of Failure to Comply. Any Proposed MJ Disposition not made in compliance with the requirements of this Agreement shall be null and void ab initio, shall not be recorded on the books of the Company or its transfer agent and shall not be recognized by the Company. If any MJ Holder becomes obligated to sell any Lock-Up Shares to the Company pursuant to the Right of First Refusal and fails to deliver such Lock-Up Shares in accordance with the terms of this Section 6, the Company may, at its option, in addition to all other remedies it may have, send to such MJ Holder the purchase price for such Lock-Up Shares in accordance with this Section 6 and, immediately thereupon, such MJ Holder shall transfer to the name of the Company on the Company’s books and (to the extent applicable, issue to the Company the certificate or certificates representing) the Lock-Up Shares to be sold. Section 7. Drag-Along Rights. 7.1 General. If TopCo Parent or any of its Affiliates (each a “Transferring Party”) proposes to make a Control Disposition of Common Stock to a non-Affiliated third party where the amount of consideration to be paid for each share of Common Stock is at least equal to the Parent Share Value (subject to appropriate adjustment, if any, for changes in the outstanding shares of capital stock of the Company, including by reason of any reclassification, recapitalization, consolidation, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or similar transaction), such Transferring Party shall have the right at any time prior to such time as the Apollo Funds do not own fifty percent (50%) or more of the outstanding voting stock or equity securities of the Company or the voting power to elect a majority of the Board, to exercise drag-along rights in accordance with the terms, conditions and procedures set forth in this Section 7 to cause each Major Holder and each Permitted Transferee of a Major Holder, other than a Permitted Transferee as described in Section 2.2(b)(i) (each, a “Drag-Along Holder”) to Dispose of such number of shares of Common Stock determined by multiplying (i) a fraction, the numerator of which is the total number of shares of Common Stock proposed to be Disposed by such Transferring Party in a Control Disposition and the denominator of which is the aggregate number of shares of Common Stock held by such Transferring Party and its Affiliates immediately prior to the proposed Control Disposition, by (ii) the aggregate number of shares of Common Stock

DB1/ 124869655.12 25 owned by such Drag-Along Holder immediately prior to such Control Disposition (a “Drag-Along Transaction”). 7.2 Notice. The Company shall deliver or shall cause the Transferring Party to deliver written notice (the “Drag-Along Notice”) to each of the Drag-Along Holders at least ten (10) Business Days prior to the date on which the Drag-Along Transaction is expected to be consummated, which notice shall set forth (i) the name and address of the proposed acquirer, (ii) the number of shares of Common Stock proposed to be transferred to the proposed acquirer or a description of the assets proposed to be sold to the proposed acquirer, (iii) the amount and form of consideration for such shares of Common Stock or assets (which consideration shall consist entirely of cash and/or Marketable Securities), (iv) other material terms and conditions of the Drag-Along Transaction (including a copy of the definitive agreement to effect such Control Disposition) and (v) the anticipated closing date for the Drag-Along Transaction. 7.3 Terms of a Drag-Along Transaction. (a) Each Drag-Along Holder shall (i) be required to make individual representations and warranties as to the unencumbered title to its shares of Common Stock, the power, authority and legal right to convert, exchange or transfer such Common Stock, the due execution and enforceability of the relevant documents and the absence of any adverse claim (as set forth in Section 8-102 of the applicable Uniform Commercial Code) or litigation with respect to such Common Stock, as well as customary representations with respect to the absence of conflicts or required consents and the lack of any brokerage, finder’s or other fee being payable based on arrangements made by such Drag-Along Holder and that are also entered into (on substantially the same terms and conditions) by the Transferring Party in connection with the Drag- Along Transaction, (ii) agree to the same covenants, indemnities and agreements (and shall be subject on a pro rata basis to the same escrow or other holdback arrangements) as made by the Transferring Party and (iii) otherwise agree to the same terms and conditions as the Transferring Party agrees with respect to the Drag-Along Transaction (which shall not include any non- competition or similar restrictive agreements or covenants that would bind such Drag-Along Holder or its Affiliates). Notwithstanding the foregoing, unless a Drag-Along Holder otherwise agrees, all such representations, warranties, covenants, indemnities and agreements of the Drag- Along Holders shall be made by the Drag-Along Holders severally and not jointly, and any liability under any such indemnities or liability for breach of any representations and warranties or agreements of the Drag-Along Holders shall be borne by each Drag-Along Holder severally and not jointly. Liability under any indemnities related to the Company or its Subsidiaries shall be allocated among the Transferring Party and each Drag-Along Holder, pro rata based on the value of the proceeds received by each of them, and the aggregate amount of liability for each Drag- Along Holder to the acquirer shall not exceed the net proceeds actually received by such Drag- Along Holder (other than in case of fraud by such Drag-Along Holder). (b) The consummation of any proposed Drag-Along Transaction (in whole or part) shall occur in the sole discretion of the Transferring Party, who shall have no liability or obligation to any Major Holder other than as set forth in this Agreement in connection with the negotiation of, structuring, restructuring and cancellation (in whole or part) of such Drag-Along

DB1/ 124869655.12 26 Transaction (it being understood that any consummation or cancellation in part shall apply proportionally based on the number of shares of Common Stock the Transferring Party and each of the Drag-Along Holders are proposing to Dispose). 7.4 Cooperation. Each Drag-Along Holder shall cooperate with the Transferring Party and shall take any and all actions reasonably requested by the Transferring Party in connection with a Drag- Along Transaction, including voting all equity securities in favor of the Drag-Along Transaction and executing any and all agreements and instruments reasonably requested by the Transferring Party. Without limiting the generality of the immediately preceding sentence, each Drag-Along Holder hereby waives any and all dissenters, appraisal, quasi-appraisal or other similar rights such Drag-Along Holder may have in connection with any Drag-Along Transaction. 7.5 Costs. All reasonable out-of-pocket costs and expenses incurred by or on behalf of the Company in connection with any proposed Drag-Along Transaction (whether or not consummated), including all attorneys’ fees and charges, all accounting fees and charges and all finder, brokerage or investment banking fees, charges or commissions, shall be paid by the Company or its Subsidiaries. 7.6 Drag-Along Transaction Not Consummated. In the event that a binding and definitive agreement for the sale or transfer in a Drag-Along Transaction pursuant to this Section 7 is not entered into within one hundred and twenty (120) days after the Drag-Along Holders receive the Drag-Along Notice or the Drag-Along Transaction is not consummated following satisfaction or waiver of all applicable conditions precedent within nine (9) months after the Drag-Along Holders receive the Drag-Along Notice, upon expiration of any definitive agreement for the Drag-Along Transaction then in effect, the Drag-Along Holders shall cease to be bound by the obligations set forth in this Section 7 with regard to such transaction. Section 8. Confidentiality. The terms and conditions of this Agreement shall be held confidential by each Holder and no Holder shall disclose to any Person not a party to this Agreement any of the terms or conditions of this Agreement, except (a) as required to be disclosed under applicable law or pursuant to an order, request or demand of any governmental authority, including any filings made by the Company pursuant to the Exchange Act in connection with the transactions contemplated by the Purchase Agreement, (b) to the extent such information becomes publicly available, (c) to each Holder’s Affiliates and its and their lenders, investors, officers, directors, employees, partners, limited partners, legal counsel, independent auditors and other advisors or agents, or (d) to the extent reasonable or necessary in protecting and enforcing a Holder’s rights with respect to this Agreement. Section 9. Representations and Warranties.

DB1/ 124869655.12 27 Each Holder hereby makes the representations and warranties set forth on Exhibit C to each of the other parties to this Agreement as of the date such Holder executes this Agreement or an Adoption Agreement, as the case may be. Section 10. Miscellaneous Provisions. 10.1 Governing Law; Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the applicable laws of the State of Delaware, without giving effect to any choice of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the applicable laws of any jurisdiction other than the State of Delaware to be applied. Each of the parties hereto irrevocably (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, or in the event (but only in the event) that the Delaware Court of Chancery does not have subject matter jurisdiction over such legal action or proceeding, the United States District Court for the District of Delaware, or in the event (but only in the event) that such United States District Court for the District of Delaware also does not have subject matter jurisdiction over such legal action or proceeding, any Delaware state court sitting in New Castle County, in connection with any matter based upon or arising out of this Agreement or the actions of the parties hereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement in any court other than the courts of the State of Delaware, as described above. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth in Annex II shall be effective service of process for any suit or proceeding in connection with this Agreement. Each party to this Agreement hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 10.1, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the suit, action or proceeding in any such court is brought in an inconvenient forum, that the venue of such suit, action or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which a party hereto is entitled pursuant to the final judgment of any court having jurisdiction. Each party hereto expressly acknowledges that the foregoing waiver is intended to be irrevocable under the laws of the State of Delaware and of the United States of America; provided, that each such party’s consent to jurisdiction and service contained in this Section 10.1 is solely for the purpose referred to in this Section 10.1 and shall not be deemed to be a general submission to said courts or in the State of Delaware other than for such purpose. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM

DB1/ 124869655.12 28 ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. 10.2 Amendment. (a) Except as otherwise expressly set forth herein, this Agreement may only be modified or amended, and provisions hereof may be waived, by an instrument in writing duly executed and delivered by the Company and each Holder that would be adversely affected by such amendment, modification or waiver. Any waiver of any provision of this Agreement requested by any Party must be in writing by the Party granting such waiver. Upon obtaining such approvals required by this Agreement, each of the Parties may execute the relevant amendment, restatement, modification or waiver of this Agreement and shall be deemed a party to and bound by such amendment, restatement, modification or waiver of this Agreement. (b) For the avoidance of doubt, in addition to other amendments authorized herein, amendments may be made to this Agreement from time to time by the Company, with prompt written notice to, but without the consent of, any of the Holders or any other party to this Agreement, to reflect changes in ownership of Common Stock and/or other securities of the Company, including changes pursuant to Permitted Dispositions. (c) If this Agreement is amended solely to reflect the addition, substitution or increased ownership of a Holder, in accordance with the terms hereof, such amendment to this Agreement shall be sufficient when it is signed by the Company and by the Person to be substituted or added or who is increasing his, her or its investment in the Company, and, if a Holder is to be substituted, by the assigning Holder, as applicable, subject to a prompt written notice to all other Holders. 10.3 Termination. This Agreement shall terminate automatically upon the dissolution of the Company; provided, that (a) the provisions of Section 5.7, Section 8 and this Section 10 shall survive such termination and (b) such termination shall not relieve any Party from any liability for the breach of any obligations set forth in this Agreement prior to such termination. 10.4 Dispositions of Common Stock. Upon the Disposition of all the shares of Common Stock held by a Holder and all securities exercisable, or exchangeable for or convertible into, Common Stock in accordance with this Agreement, such Holder shall cease to be a party to this Agreement and shall have no further rights and obligations hereunder, except with respect to such Holder’s (a) confidentiality obligations under Section 8 and (b) indemnification rights and obligations under Section 5.7; it being understood that such Disposition shall not relieve such Holder from any liability for the breach of any obligations set forth in this Agreement prior to such Disposition. 10.5 Notices. In the event a written notice or other document is required to be sent hereunder to the Company or to the Holders or the spouses or legal representative of the Holders, as applicable,

DB1/ 124869655.12 29 such notice or other document shall be sent by reputable overnight courier, or by registered mail, return receipt requested (and by air mail in the event the addressee is not in the continental United States), to the party entitled to receive such notice or other document at the address set forth on Annex II hereto. Any such notice shall be effective upon evidence of receipt, but actual notice shall be effective however and whenever received. The Company and the Holders or spouses or respective legal representatives of the Holders may effect a change of address for purposes of this Agreement by giving written notice of such change to the Company, and the Company shall, upon the request of any party hereto, notify such party of such change in the manner provided herein. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes. Notwithstanding the foregoing, the Holders acknowledge and agree that any notice required or permitted by this Agreement or under the Certificate of Incorporation, the Bylaws, the Delaware General Corporation Law or other applicable law may be given to the Holder at the electronic mail address set forth on Annex II hereto. Each Holder further agrees to notify the Company of any change to such Holder’s electronic mail address and that the provision of such notice to the Company shall constitute the consent of such Holder to receive notice at such electronic mail address. In the event that the Company is unable to deliver notice to a Holder at the electronic mail address so provided by the Holder, such Holder shall, within two (2) Business Days after a request by the Company, provide the Company with a valid electronic mail address to which the Holder consents to receive notice at such electronic mail address. 10.6 Specific Performance. Each party to this Agreement acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party to this Agreement shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive (to the extent legally permissible) any legal conditions required to be met for the obtaining of any such injunctive or other equitable relief (including posting any bond in order to obtain equitable relief). 10.7 Treatment of Certain Dispositions. Any Disposition or attempted Disposition in breach of this Agreement shall be void ab initio and of no effect. In connection with any attempted Disposition in breach of this Agreement, the Company may hold and refuse to transfer any Common Stock or any certificate therefor, in addition to and without prejudice to any and all other rights or remedies which may be available to it and/or the Holders. 10.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. 10.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement

DB1/ 124869655.12 30 is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, and such invalid, void or otherwise unenforceable provisions shall be null and void. It is the intent of the parties, however, that any invalid, void or otherwise unenforceable provisions be automatically replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable to the fullest extent permitted by law. 10.10 Further Efforts. Each party hereto shall do and perform or cause to be done and performed, without further consideration, all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party may request in order to carry out the provisions of this Agreement and to consummate the transactions contemplated hereby. 10.11 Waivers. No course of dealing between the Company, or its Subsidiaries, and any Holder or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. 10.12 Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto as to the subject matter hereof and supersedes and cancels all previous and contemporaneous agreements among all or some of the parties hereto, whether written, oral or otherwise. 10.13 Third-Party Beneficiaries. Except as otherwise expressly provided for in this Agreement, none of the provisions in this Agreement shall be for the benefit of or enforceable by any Person that is not a party to this Agreement. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto. 10.14 No Personal Liability. To the fullest extent permitted by law, no director or officer of the Company or its Subsidiaries shall be personally liable to the Company or the Holders as a result of any acts or omissions taken under this Agreement in good faith. 10.15 Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties hereto may be partnerships, limited liability

DB1/ 124869655.12 31 companies, corporations or other entities, each Holder covenants, agrees and acknowledges that no recourse or any claims or causes of action (whether in contract, tort or otherwise) under or that may be based upon, arise out of or relate to this Agreement or any documents or instruments delivered by any Person pursuant hereto or the negotiation, execution or performance hereof or thereof (including any representation or warranty made in or in connection with, or as an inducement to enter into this Agreement or such documents and instruments), shall be had against any of the Company’s, TopCo Parent’s or any Holder’s or any of the foregoing’s respective Affiliates’ former, current or future direct or indirect equity holders, controlling Persons, stockholders, directors, officers, employees, agents, Affiliates, members, financing sources, managers, general or limited partners or assignees, consultants, attorneys, advisors, portfolio companies in which any such party or any of their investment fund Affiliates have made a debt or equity investment (and vice versa, or any other representative of the Apollo Funds (including any Person negotiating or executing this Agreement on behalf of a Party hereto)) (each, a “Related Party” and collectively, the “Related Parties”), in each case other than (subject, for the avoidance of doubt, to the provisions of this Agreement, the Certificate of Incorporation and the Bylaws) the Company, TopCo Parent, the Holders or any of their respective assignees under this Agreement, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of the Company, TopCo Parent or any Holder under this Agreement or any documents or instruments delivered by any Person pursuant hereto for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 10.15 shall relieve or otherwise limit the liability of the Company or any Holder, as such, for any breach or violation of its obligations under such agreements, documents or instruments. 10.16 No Partnership Status. Nothing in this Agreement and no actions taken by the parties under this Agreement shall constitute a partnership, association or other co-operative entity between any of the parties or constitute any party the agent of any other party for any purpose. 10.17 Binding Effect. This Agreement shall be binding upon the Company, the Holders, any spouse of the Holders, and the heirs, executors, administrators and permitted successors and assigns of the Holder. 10.18 Interpretation. The division into sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement and all references in this Agreement to any “article,” “section,” “schedule” or “exhibit” are to the corresponding article, section, schedule or exhibit of or to this Agreement. Unless otherwise specified, terms such as “herein,” “hereof,” “hereto” and “hereunder” refer to this Agreement as a whole and not merely to any particular provision of this Agreement. For purposes of this Agreement, the words “include,” “includes,” and “including,” and any variation

DB1/ 124869655.12 32 thereof means “including without limitation” when used within and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it. The word “or” shall not be exclusive. The word “will” shall be construed to have the same meaning as the word “shall”. The words “to the extent” shall mean the degree to which a subject or other things extends, and such phrase shall not mean simply “if”. All references to currency, monetary values and dollars set forth herein shall, unless otherwise indicated, mean U.S. dollars and all payments hereunder shall be made in U.S. dollars. All references to any period of days are to the relevant number of calendar days unless Business Days are specified. Any deadline or time period set forth in this Agreement that by its terms ends on a day that is not a Business Day shall be automatically extended to the next succeeding Business Day. With respect to the determination of any period of time, “from” means “from and including”. Each party hereto has participated in the drafting of this Agreement, which each such party acknowledges is the result of negotiations among such parties (as sophisticated Persons), and consequently, this Agreement shall be interpreted without reference to any laws to the effect that any ambiguity in a document be construed against the drafter. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. References to agreements and other documents shall be deemed to include all amendments, modifications and supplements thereto. References to acts and statutes shall include the rules and regulations promulgated thereunder, and any reference to any acts, statutes, rules and regulations shall refer to the same as amended from time to time. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require. Except when the context requires otherwise, any reference in this Agreement to a singular number shall include the plural.

DB1/ 124869655.12 1 This Agreement is executed by the Company and the Holders to be effective as of the date first above written. COMPANY ADT Inc. By: /s/ Jeffrey Likosar Name: Jeffrey Likosar Title: Chief Financial Officer

DB1/ 124869655.12 HOLDERS MGG SPV XI LLC By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SPV XIII LLC By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO COMPASS GROUP EQUITY PARTNERS LLC By: /s/ John Huhn Name: John Huhn Title: Managing Partner SP CARRY, LLC By: /s/ John Huhn Name: John Huhn Title: Managing Member

DB1/ 124869655.12 COMPASS SOLAR ENERGY MANAGEMENT HOLDINGS, LLC By: Compass Solar Group LLC, its manager By: /s/ John Huhn Name: John Huhn Title: President FSM SOLAR, LLC By: /s/ Toby Warticovschi Name: Toby Warticovschi Title: Manager FSM SOLAR CO-INVEST, LLC By: /s/ Toby Warticovschi Name: Toby Warticovschi Title: Manager TGP SOLAR INVESTMENTS, LLC By: TGP Investments II, LLC, its manager By: /s/ Shane Parr Name: Shane Parr Title: Authorized Person

DB1/ 124869655.12 ORANGE SOLAR HOLDCO, LLC By: /s/ Marc Jones Name: Marc Jones Title: Managing Member /s/ W. Edward Place W. Edward Place MGG CANADA FUND, LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SF DRAWDOWN UNLEVELED FUND II (LUXEMBOURG) SCSP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SF EVERGREEN MASTER FUND (CAYMAN) LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO

DB1/ 124869655.12 MGG SF EVERGREEN UNLEVERED FUND LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SF DRAWDOWN UNLEVERED FUND II LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SF DRAWDOWN UNLEVERED FUND III LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SF DRAWDOWN UNLEVERED MASTER FUND II (CAYMAN) LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO

DB1/ 124869655.12 MGG SF EVERGREEN UNLEVERED MASTER FUND II (CAYMAN) LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SF DRAWDOWN UNLEVERED MASTER FUND III (CAYMAN) LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO MGG SPECIAL OPPORTUNITIES FUND CAYMAN) LP By: /s/ Kevin Griffin Name: Kevin Griffin Title: CEO

DB1/ 124869655.12 Annex I Initial shares of Common Stock held by Holders [See attached]

DB1/ 124869655.12 Annex II Notices (i) If to the Company: c/o ADT Inc. 1501 Yamato Road Boca Raton, FL, 33431 Phone: Attention: Chief Legal Officer with a copy (which shall not constitute notice) to: Morgan, Lewis & Bockius LLP One Federal Street Boston, MA 02110 Phone: (617) 341-7701 Email: laurie.cerveny@morganlewis.com Attention: Laurie A. Cerveny (ii) If to the Holders: All communications shall be sent to the respective Holders at their address and contact information set forth on Annex I hereto.

DB1/ 124869655.12 Exhibit A Adoption Agreement [See attached]

DB1/ 124869655.12 Exhibit B Form of Spousal Consent [See attached]

DB1/ 124869655.12 Exhibit C Representations and Warranties [See attached]